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                                                              [EXHIBIT 12(a)(5)]

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                             SPECTRA-PHYSICS, INC.
                                       at
                              $17.50 NET PER SHARE
                                       by
                       SPECTRA-PHYSICS ACQUISITION, INC.
                          a wholly-owned subsidiary of
                          THERMO ELECTRON CORPORATION
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, DECEMBER 14, 2001, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated November 16, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Spectra-Physics Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Spectra-Physics, Inc., a Delaware corporation (the "Company"), at a purchase price of $17.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

- The tender price is $17.50 per Share, net to the seller in cash, without interest thereon.

- The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, December 14, 2001, unless the Offer is extended.

- The Offer is made for all of the outstanding Shares.

- The Offer is conditioned upon, among other things described in the Offer to Purchase, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares owned by Thermo Electron Corporation and its subsidiaries constitutes at least ninety percent (90%) of the outstanding Shares on the Expiration Date (as defined in the section of the Offer to Purchase captioned "The Tender Offer--Terms Of The Offer; Expiration Date"). The Offer is also subject to other important terms and conditions contained in the Offer to Purchase.

- Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.
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- In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by EquiServe Trust
  Company, N.A. (the "Depositary") of (i) certificates evidencing Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book Entry Transfer Facility (as defined in the section of the Offer to Purchase captioned "The Tender Offer--Acceptance For Payment And Payment For Shares") pursuant to the procedures set forth in the section of the Offer to Purchase captioned "The Tender Offer--Procedures For Accepting The Offer And Tendering Shares," (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the section of the Offer to Purchase captioned "The Tender Offer--Acceptance For Payment And Payment For Shares") in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by J.P. Morgan Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                             SPECTRA-PHYSICS, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 16, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") pursuant to an offer by Spectra-Physics Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Thermo Electron Corporation, a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Spectra-Physics, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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Number of Shares to be Tendered(1):

Dated: ___________, 2001

                                   SIGN HERE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                  Signature(s)

________________________________________________________________________________

________________________________________________________________________________
                          Please type or print name(s)

________________________________________________________________________________

________________________________________________________________________________
                                    Address:

________________________________________________________________________________
                        Area Code and Telephone Number:

________________________________________________________________________________
                   Tax Identification or Social Security No:

(1) Unless otherwise indicated, it will be assumed that all of the Shares held by us for your account are to be tendered.

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